UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2008

SeraCare Life Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34105 (Commission File Number)	33-0056054 (IRS Employer Identification No.)

37 Birch Street Milford, Massachusetts (Address of principal executive offices)	01757 (Zip Code)
Registrant’s telephone number, including area code: (508) 244-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangement of Certain Officers.
Employment Agreements
On December 22, 2008, Sera Care Life Sciences, Inc. (the “Company”) amended and restated its employment with Susan L.N. Vogt dated July 14, 2006 (the “Vogt Employment Agreement”), pursuant to which Ms. Vogt will continue to serve as the Company’s President and Chief Executive Officer. On the same date, the Company also amended and restated its employment with Gregory A. Gould dated August 16, 2008 (the “Gould Employment Agreement”), pursuant to which Mr. Gould will continue to serve as the Company’s Chief Financial Officer, Treasurer and Secretary. The following summary of the amendments to the Vogt Employment Agreement and the Gould Employment Agreement is qualified in its entirety by reference to the text of the Vogt Employment Agreement and Gould Employment Agreement, copies of which are furnished as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
The Company amended the employment agreements to ensure compliance with Section 409A of the United States Internal Revenue Code of 1986, as amended. In addition, the Company amended the definition of “Change in Control Event” to correspond to the definition in the Company’s 2001 Stock Incentive Plan, as amended. Under the amended definition of Change in Control Event, a Change of Control Event occurs for certain corporate events, including if a majority of the members of the Board of Directors changes where the new members are not approved by at least two-thirds of existing directors.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description

10.1	Employment Agreement, as amended and restated December 22, 2008, between SeraCare Life Sciences, Inc. and Susan L.N. Vogt

10.2	Employment Agreement, as amended and restated December 22, 2008, between SeraCare Life Sciences, Inc. and Gregory A. Gould

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeraCare Life Sciences, Inc.
Date: December 22, 2008	By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)